Exhibit 10.97
                STANDISH/CAREMATRIX CONFIDENTIALITY AGREEMENTS

                                  May 20, 1996

CareMatrix Corporation

Attn:

Re: Confidentiality Agreement

Gentlemen:


   This letter (the "Confidentiality Agreement") sets forth our mutual agreements regarding the confidentiality of the Information (as hereinafter defined) to be furnished by either The Standish Care Company ("Standish") or CareMatrix Corporation ("CareMatrix") to our respective Representatives (as hereinafter defined) in connection with the evaluation of, and discussions and negotiations relating to, a possible transaction (the "Transaction") between Standish and CareMatrix.

   For purposes of this Confidentiality Agreement, the following defined term shall have the meanings indicated:

   (a) "Information" means all information and evaluation materials, written or oral, received before or after the date hereof by a Recipient (as hereinafter defined) from a Provider (as hereinafter defined), and all notes, memoranda, analyses, compilations, forecasts, studies, copies, extracts, reproductions and other documents prepared by a Recipient, which contain or reflect any such information or materials; provided, however, the term "Information" does not include information or materials which (i) are or become generally available to the public other than as a result of disclosure by a Recipient, or (ii) are or become available to a Recipient from a source other than a Provider, who, to the best of the Recipient's knowledge, was not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to a Provider.

   (b) "Provider" means Standish and each of its Representatives on the one hand and CareMatrix and each of its Representatives on the other hand.

   (c) "Recipient" means (i) with respect to Information for which Standish is the Provider, CareMatrix and each of its Representatives and (ii) with respect to Information for which CareMatrix is the Provider, Standish and each of its Representatives, as the case may be.

   (d) "Representative" means the directors, officers, employees, attorneys, accountants, consultants, financial advisors, engineers and other agents acting under the supervision or control of, or at the request of, any of the foregoing persons.

   Each Recipient shall use the Information only in connection with the evaluation of, and discussions and negotiations relating to, the Transaction and not for any purpose detrimental to Standish or CareMatrix, as the case may be, shall keep the Information confidential, and shall not (except as required by applicable law, regulation or legal process), without prior written consent of the Provider, disclose the Information to any third person in any manner whatsoever. No Recipient may utilize the Information in its own business or make any usage of any of the Information other than in connection with the Transaction. The Information may be disclosed only to Representatives (i) who need to know the Information for the purposes of evaluation of, or the discussions and negotiations related to, the Transaction, (ii) who are informed of the confidential nature of the Information and (iii) who shall be obligated to act in compliance with this Confidentiality Agreement. Standish and CareMatrix shall each cause its respective Representatives to comply with this Confidentiality Agreement. CareMatrix shall be responsible for any breach of this Confidentiality Agreement by its Representatives, and Standish shall be responsible for any breach of this Confidentiality Agreement by its Representatives, as the case may be.

   A Recipient's obligations with respect to any item of Information disclosed to it shall terminate if that item of Information becomes disclosed in published literature or otherwise becomes generally available to the public;

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provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission, or fault of such Recipient, with respect to that item of Information.

   If any person shall seek to compel a Recipient to disclose any of the Information, that Recipient will notify both Standish and CareMatrix promptly so that Standish, as to Information for which it is the Provider, or CareMatrix, as to Information for which it is the Provider, as the case may be, may seek a protective order or other appropriate remedy. In the event a protective order or other remedy is obtained, the Recipient will furnish only that portion of the Information, which it is advised by legal counsel is legally required to be furnished.

   Except as specifically provided for in this Confidentiality Agreement, neither this Confidentiality Agreement nor the provision of any Information shall give rise to any commitment or obligation on the part of Standish or CareMatrix with respect to the Transaction, and each of Standish and CareMatrix shall be free to determine at any time whether or not to proceed with the Transaction. Upon written request by Standish or CareMatrix, each Recipient will either (a) promptly destroy all copies of the Information in its possession and confirm such destruction to Standish or CareMatrix, as applicable, in writing, or (b) promptly deliver to CareMatrix or Standish, as applicable, all such copies. Neither Standish or CareMatrix makes any representation or warranty as to the accuracy or completeness of the Information provided by it, and neither Standish or CareMatrix shall have any liability as a result of reliance by the other or any Recipient upon the Information, except in each case as may be set forth in a definitive written agreement by and between Standish and CareMatrix regarding the Transaction.

   Until the expiration of one year following the termination of CareMatrix's evaluation of the Information and any discussions with Standish regarding the Transaction, neither CareMatrix nor any of its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) will:

   (a) Bid for, acquire or seek to acquire any of the assets of the businesses or any voting or debt securities or preferred stock of Standish, or any rights or options to acquire such ownership, or take any action to effect a change of control of Standish, or initiate contact with any other person in an effort to solicit, encourage or assist such person in a takeover proposal involving Standish;

   (b) Deposit any voting securities of Standish in a voting trust or subject any such securities to any arrangement, understanding or agreement with respect to the voting, holding or disposition of such securities;

   (c) Become a member of a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any person for the purpose of acquiring, holding, voting or disposing of securities of Standish; or

   (d) Seek to have called, or caused to be called, any meeting of stockholders of Standish, or initiate, propose or solicit any proxy or consent of stockholders of Standish for the approval of any proposal, or participate in the taking of any action by written consent of stockholders of Standish in lieu of a meeting, or seek or propose to influence or control the management or policies of Standish, or to obtain representation on the Board of Directors of Standish.

   Each of Standish and CareMatrix acknowledge and agree that remedies at law are inadequate to protect Standish and CareMatrix, respectively, against any actual or threatened breach of this Agreement, and each of Standish and CareMatrix shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any such breach or threatened breach. Such remedies shall not be deemed exclusive, but shall be in addition to all other remedies available at law or in equity. No failure or delay in exercising any right under this Confidentiality Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of such right.

   No provision of this Confidentiality Agreement may be waived or amended nor any consent given, except by written instrument signed by Standish and CareMatrix. This Agreement shall be governed by and construed in accordance with the provisions of Delaware law. In case any provision of this Confidentiality Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

   This Confidentiality Agreement is for the benefit of each of Standish and CareMatrix and their respective legal representatives, successors and assigns.

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   The terms and conditions of this Confidentiality Agreement shall expire only pursuant to a written agreement to that affect by and between Standish and CareMatrix or otherwise pursuant to the provisions of any written agreement pertaining to the Transaction by and between Standish and CareMatrix.

   If the foregoing fully and completely sets forth our mutual understandings and agreements with respect to the subject matter hereof, please execute the enclosed copy and return it to me via facsimile transmission by 5:00 p.m. E.S.T. on May 20, 1996 and for overnight delivery on May 21, 1996.

   Thank you.

                                        Very truly yours,
                                        THE STANDISH CARE COMPANY

                                        By: /s/ Michael J. Doyle
                                             ---------------------------------
                                            Michael J. Doyle, Chairman
                                            and Chief Executive Officer

ACKNOWLEDGED, ACCEPTED
AND AGREED TO AS OF THE
DATE FIRST ABOVE WRITTEN

CAREMATRIX CORPORATION

By:
    ----------------------------
Name:
Title:

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                                  May 22, 1996

Th
e Standish Care Company
Six New England Executive Park
Burlington, Massachusetts 01803
Attention: Michael Doyle
           Chairman and CEO

Dear Mr. Doyle:

   In order to allow The Standish Care Company ("Standish") evaluate its possible interest in entering into certain agreements concerning a possible transaction (the "Transaction") with CareMatrix Corporation and/or certain affiliates thereof (collectively, "CareMatrix"), CareMatrix has agreed that we or our representatives will furnish you or your representatives with certain information on the terms and conditions set forth herein.

   As a condition to our or our representatives furnishing such information, you agree as follows:

1. Nondisclosure of Confidential Information. You and your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants), agents and potential financing sources and joint venture partners with respect to the Transaction (collectively, "your Representatives") (a) will use the Confidential Information (as defined in Section 2) only in connection with the Transaction, and (b) will keep the Confidential Information confidential, and will not (except as required by applicable law, regulation or legal process, and only after compliance with Section 4), without the prior written consent of CareMatrix, disclose any Confidential Information in any manner whatsoever; provided, however, that you may reveal the Confidential Information to your Representatives
    (i) who need to know the Confidential Information for the purpose of evaluating the Transaction, (ii) who are informed by you of the confidential nature of the Confidential Information and (iii) who agree to act in accordance with the terms of this Agreement. You will cause your Representatives to observe the terms of this Agreement, and you will be responsible for any breach of this Agreement by any of your Representatives.

2. Confidential Information. As used herein, "Confidential Information" means all information, whether written or oral (including, without limitation, all such data, reports, interpretations, forecasts, projections, records and any other documents containing or otherwise incorporating information concerning CareMatrix, relating to CareMatrix or its operations, or the Transaction, furnished before or after the date hereof by CareMatrix or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your Representatives and all forecasts, studies, summaries, analyses or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any such information. The term Confidential Information will not, however, include information which (i) is or becomes generally available to and known by the public (other than as a result of a disclosure by you or your Representatives), (ii) is or becomes available to you on a non-confidential basis from a source (other than us or our Representatives), provided that such source is not prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us or another party or (iii) is independently developed by you.

3. Nondisclosure of Discussions. Without our prior written consent, you and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with Section 4), disclose to any person the fact that the Confidential Information exists or has been made available.

4. Notice Preceding Compelled Disclosure. In the event that you or any of your Representatives are requested pursuant to, or become compelled by, applicable law, regulation or legal process to disclose any of the Confidential Information, you will provide us with prompt written notice so that we may seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that CareMatrix waives compliance

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    with the terms of this Agreement, you will furnish only that portion of the
    Confidentiality Information which you are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

5. Return of Confidential Information. If you determine not to proceed with the Transaction, you will promptly inform us of that decision and, in that case, and at any time upon the request of us or any of our Representatives, you will either (i) promptly deliver to us at your own expense all copies of the written Confidential Information in your or your Representatives' possession, or (ii) promptly destroy all copies of the written Confidential Information in your or your Representatives' possession and confirm such destruction to us in writing. Any oral Confidential Information will continue to be subject to the terms of this Agreement.

6. No Warranties. You understand and acknowledge that, by executing this Agreement, neither we, nor our other Representatives, nor any of our respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, are making any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and you agree that no such person will have any liability relating to the Confidential Information or for any errors therein or omissions therefrom by virtue of executing this Agreement. Only such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein, may be relied upon by you or will have any legal effect.

7. Equitable Remedies. You acknowledge that legal remedies would not be sufficient protection against any actual or threatened breach of this Agreement by you or by your Representatives. Accordingly, without limiting any other rights and remedies available to us, we shall be entitled to equitable relief, including specific performance and injunctive relief, in the event of any breach or threatened breach of this Agreement.

8. Definitive Agreement. You understand and agree that no contract or agreement with respect to the Transaction shall be deemed to exist between you and us unless and until such time, neither we nor any of our Representatives will have any liability to you with respect to the Transaction, whether by virtue of this Agreement, any other written or oral expression with respect to the Transaction or otherwise.

9. No Waiver. It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be performed therein.

11. Notices. Any notice or communication required under this Agreement shall be in writing and shall be deemed properly given when sent, if delivered by personal service or courier service or when received, if sent by certified or registered mail, postage prepaid, return receipt requested, by facsimile transmission or by recognized overnight courier, to the parties at the following addresses:

    If to Standish:

          The Standish Care Company
          Six New England Executive Park
          Burlington, Massachusetts 01803
          Attention: Michael Doyle

      with a copy to:

          -------------
          -------------
          -------------
          -------------

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If to CareMatrix:

             CareMatrix Corporation
             197 First Avenue
             Needham, Massachusetts 02194
             Attention: Andrew D. Gosman

 with a copy to:

             CareMatrix Corporation
             197 First Avenue
             Needham, Massachusetts 02194
             Attention: James M. Clary, III, Esq.

12. Reciprocal Obligations. The parties acknowledge and agree that certain information, written and oral relating to Standish and its operations and the Transaction, will be furnished after the date hereof by you and your Representatives to us and our Representatives. We and our Representatives
    (a) will use such information only in connection with the Transaction and keep such information confidential on the same terms and conditions applicable to you and your Representatives with respect to the Confidential Information and (b) agree that all other terms of this Agreement (other than this Section 12) shall apply mutatis mutandis in relation to such information and our obligations hereunder with respect to such information.

13. Entire Agreement: Amendment. This Agreement contains the entire agreement between you and us concerning the confidentiality of the Confidential Information, and no modifications of this Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

14. Termination. The obligations of the parties hereunder shall expire on the earlier of (a) the execution of the definitive agreement or agreements evidencing the Transaction and (b) the date which is one (1) year after the date hereof.

   Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this Agreement enclosed herewith.

                                            Very truly yours,
                                            CAREMATRIX CORPORATION

                                            By: -----------------------------
                                                Andrew D. Gosman
                                                President

ACCEPTED AND AGREED
THIS ____DAY OF MAY, 1996:

THE STANDISH CARE COMPANY

By:
    -----------------------------------
    Michael Doyle
    Chairman & Chief Executive Officer

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